Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

November 8, 2007

Och-Ziff Capital Management Group LLC

9 West 57th Street

New York, New York 10019

Re:	Och-Ziff Capital Management Group LLC Registration Statement on Form S-1 (File No. 333-144256)

Ladies and Gentlemen:

We have acted as special counsel to Och-Ziff Capital Management Group LLC, a Delaware limited liability company (the “Company”), in connection with the initial public offering (the “Initial Public Offering”) by the Company of up to 41,400,000 Class A shares, (including 5,400,000 shares subject to an over-allotment option) (the “Shares”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

In connection with the opinions set forth herein, we have examined and relied on originals or copies of the following: (i) the Company’s Registration Statement on Form S-1 (File No. 333-144256) as filed with the Securities and Exchange Commission (the “Commission”) on July 2, 2007 under the Act; (ii) Amendment No. 1 to the Registration Statement as filed with the Commission on August 14, 2007 under the Act; (iii) Amendment No. 2 to the Registration Statement as filed with the Commission on September 19, 2007; (iv) Amendment No. 3 to the Registration Statement as filed with the Commission on October 12, 2007; (v) Amendment No. 4 to the Registration Statement as filed with the Commission on October 17, 2007; (vi) Amendment No. 5 to the Registration Statement as filed with the Commission on October 22, 2007; (vii) Amendment No. 6 to the Registration Statement as filed with the Commission on October 25, 2007; (viii) Amendment No. 7 to the Registration Statement as filed with the Commission on October 29, 2007; (ix) Amendment No. 8 to the Registration Statement, filed as of the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the “Registration Statement”); (x) the form of Underwriting Agreement proposed to be entered into by and among the Company, as issuer, Goldman, Sachs & Co. and Lehman Brothers Inc., as representatives of the several underwriters named therein, to be filed as an exhibit to the Registration Statement (the “Underwriting Agreement”); (xi) the Amended and Restated Certificate of Formation of the Company, dated June 6, 2007, as certified by the Secretary of

State of the State of Delaware; (xii) a form of the Second Amended and Restated Limited Liability Company Agreement of the Company, filed as an exhibit to the Registration Statement (the “Amended and Restated LLC Agreement”); and (xiii) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In rendering the opinion set forth below, we have assumed that, at the time of execution, issuance and delivery of the Shares, (i) the Amended and Restated LLC Agreement will have been duly executed and delivered by the Company; (ii) the Registration Statement will have become effective under the Act; (iii) the Underwriting Agreement will have been duly executed and delivered; and (iv) the Shares will have been registered by the transfer agent and registrar for the Shares. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any jurisdiction other than the Delaware Limited Liability Company Act, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon and subject to the foregoing, we are of the opinion that the issuance and sale of the Shares has been duly authorized and, when the Shares have been delivered in accordance with the provisions of the Amended and Restated LLC Agreement and upon payment in full of the consideration payable with respect to the Shares as determined by the Board of Directors of the Company and the Pricing Committee thereof and as contemplated by the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable, except as such nonassessability may be limited by Section 18-607 or Section 18-804 of the Delaware Limited Liability Company Act.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP